EXHIBIT 10.3

FOURTH AMENDMENT

TO

PENSION PLAN FOR ELIGIBLE EMPLOYEES OF

SUBURBAN PROPANE L.P. AND SUBSIDIARIES

(as Amended and Restated Effective January 1, 2013)

In accordance with the authorization of Article XI of the Pension Plan for Eligible Employees of Suburban Propane L.P. and Subsidiaries, said Plan is amended, as set forth herein, effective as of January 1, 2019:

FIRST:Section 6.01 of the Plan is amended to read as follows:

6.01Automatic Form of Payment

(a)If the Member is not married on his Annuity Starting Date, his Retirement Benefit shall be payable as an immediate Single Life Annuity, as defined in Section 6.02(a)(i), unless the Member has elected an optional benefit as provided in Section 6.02.  The amount payable as a single life annuity shall be determined as follows:

(i)For a Member who terminated prior to 1998, the single life annuity shall equal the Member’s Pension, adjusted for timing of payment in accordance with Section 4.02, 4.03, or 4.04, if applicable.

(ii) For a Member whose membership in the Plan commenced after 1997, the single life annuity shall equal the Actuarial Equivalent of the sum of the Member’s Basic Account and Supplemental Account.

(iii) For a Member whose membership in the Plan commenced prior to 1997, whose Retirement Benefit includes more than a Pension, and who terminates employment after having attained age 55 with at least ten years of Eligibility Service, the single life annuity shall equal the greater of

(A)the sum of (I) the Actuarial Equivalent of the Member’s Supplemental Account payable as a single life annuity, plus (II) the single life annuity amount based solely on the Pension as adjusted for timing of payment in accordance with Section 4.02, 4.03, or 4.04, if applicable, or

(B)the Actuarial Equivalent of the sum of the Member’s Basic Account and Supplemental Account payable as a single life annuity.

(iv)For a Member whose membership is the Plan commenced prior to 1997, whose Retirement Benefit includes more than a Pension, and who terminates employment prior to attaining age 55 or with fewer than ten years of Eligibility Service, the single life annuity shall equal the greater of

(A)the Actuarial Equivalent of the sum of (I) the Member’s Supplemental Account, plus (II) the Actuarial Equivalent present value of the Pension payable at Normal Retirement Date, or

(B)the Actuarial Equivalent of the sum of the Member’s Basic Account and Supplemental Account payable as a single life annuity.

(b)If the Member is married on his Annuity Starting Date, and if he has not elected an optional form of benefit as provided in Section 6.02, the Retirement Benefit payable shall be a 50% joint and survivor annuity described in Section 6.02(a)(ii) with the Member’s spouse as his designated Beneficiary.

(c)In any case, if the Actuarial Equivalent of the Retirement Benefit payable to or on behalf of a Member, determined as of the Member's Annuity Starting Date, is $5,000 or less, such Actuarial Equivalent amount shall be payable only in the form of a single lump sum, subject to the Member’s right to elect to have all or any portion of such Actuarial Equivalent amount transferred by direct rollover to an eligible retirement plan, in accordance with the provisions of Section 6.07.

(d)If the Actuarial Equivalent of the Retirement Benefit payable to or on behalf of a Member, determined as of his termination of employment, is $5,000 or less, such Actuarial Equivalent amount shall be transferred, for the benefit of the Member, by direct rollover to an individual retirement account designated by the Committee, unless the Member expressly elects, on a timely basis, to have such Actuarial Equivalent amount transferred, by direct rollover, to an eligible retirement plan (as defined in Section 6.07) specified by the Member or to receive the distribution in a single lump sum payment.

SECOND:In all other respects, the Plan is ratified and approved.

Intending to be legally bound by the provisions of this Fourth Amendment to the Plan, as set forth herein, the duly authorized Members of the Benefits Administration Committee have signed it this ______ day of , 2018.

Daniel S. Bloomstein

Steven C. Boyd

A. Davin D’Ambrosio

Michael A. Kuglin

Sandra N. Zwickel